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                                                                   EXHIBIT 24.4


                             ARTHUR ANDERSEN LLP
                                  Suite 3500
                              Spear Street Tower
                                  One Market
                         San Francisco, CA 94105-3019
                                (415) 546-8700


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANT


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-3, of our report on the consolidated financial statements of National Reproductive Medical Centers, Inc., subsidiaries and affiliate dated February 21, 1996 previously filed by the Company on Form 8-K, dated July 10, as amended by its report on Form 8-K/A dated August 28, 1996 and to all references to our Firm included in this registration statement.


                                           Arthur Andersen LLP


San Francisco, California
August 28, 1996